EXHIBIT 10.11.2

                               AMENDMENT AGREEMENT

Amendment Agreement dated as of December 2, 1999 to Distribution Agreement dated as of August 26, 1998, as amended prior to the date hereof (the "Distribution Agreement") between The Pillsbury Company ("Pillsbury") and Ben & Jerry's Homemade, Inc. ("Ben & Jerry's" or the "Manufacturer").

       WHEREAS, Pillsbury and Nestle USA -- Food Group, Inc. ("Nestle USA") have formed a United States ice cream joint venture, Ice Cream Partners USA, LLC (the "Joint Venture"), which has commenced operations;

     WHEREAS, the Distribution Agreement may not be assigned to and assumed by the Joint Venture without the consent of the Manufacturer;

       WHEREAS, the parties to the Distribution Agreement wish to confirm their agreement as follows:

       NOW THEREFORE, in consideration of these premises, the mutual promises of the parties and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby each agree to amend/supplement the Distribution Agreement as follows:

1. Distributor and Defined Terms. All capitalized terms not defined herein shall have the meanings given them in the Distribution Agreement. References to the "Distributor" shall mean the Joint Venture, which shall include all of the Nestle ice cream operations in the United State (except the Nestle minority interest in Dreyer's Grand Ice Cream, Inc.) upon the execution of this Amendment Agreement.

2. Standstill. Reference is made to the Standstill Agreement dated August 17, 1999 (the "Standstill Agreement") between Ben & Jerry's and Pillsbury (and Diageo), a copy of which is attached hereto, which shall remain in effect, as modified in this Section, notwithstanding the assignment hereby made of said Standstill Agreement to the Joint Venture. Pillsbury agrees to an aggregate limitation on the shares of Ben & Jerry's that may be beneficially owned by the Joint Venture and Pillsbury (and Diageo) on a combined basis for all signatories, namely 4.9% in Clause (i) in the third paragraph of Section 1 thereof and in the next to last paragraph of Section 1 thereof, and 14.9% in Clause (iii) in the third paragraph of Section 1 thereof. As assignee of the Standstill Agreement from Pillsbury, which the Joint Venture hereby assumes, the Joint Venture shall be liable as if it were Pillsbury under the Standstill Agreement, as so modified.

     3. Performance Requirements and Performance Goals. The last paragraph page 3 and the first full paragraph on page 4 of the Distribution Agreement (Section 2.1) is deleted and replaced with the following:

       "The  Performance  Requirements  and Performance  Goals for each calendar year for each market in the Distributor Territory commencing with Performance Requirements and Performance Goals for the calendar year 2001 shall be agreed upon on or before October 15 of the prior year. In the event no agreement has been reached on the Performance Requirements and/or Performance Goals by October 15 of any year (the "Present Year"), then the CEOs of Manufacturer and Distributor shall attempt to agree on such Performance Requirements and/or Performance Goals on or before November 15 of the Present Year. If they are unable to agree, the matter will be submitted for mediation. The parties shall have until December 15 of the Present Year to mutually agree upon a qualified mediator, who shall be a person familiar with the economics and practices of the food distribution industry and have experience serving as a mediator in commercial disputes; if they are unable to agree upon a single mediator, each party shall designate its own similarly qualified mediator by January 15 of the following year (the "Next Year") and the mediators so designated shall choose a third mediator by February 15 of the Next Year. If the mediation process has not resulted in agreement by March 15 of the Next Year, the issues shall be subject to binding arbitration before a single arbitrator, who shall be chosen by the majority of the mediators, and who shall be charged with making a decision on Performance Requirements and/or Performance Goals to be in effect. The determination of the arbitrator as to Performance Requirements and/or Performance Goals for that current year shall be final and binding upon both the parties. The cost of any mediation or arbitration shall be borne equally by the parties."

       Performance  Requirements  may be revised and updated by mutual agreement
of  Manufacturer  and  Distributor,   in  line  with  industry  improvements  in
distribution.

       Failure by the Distributor to achieve the Performance Requirements shall not entitle the Manufacturer to a claim for damages against the Distributor, but may entitle the Manufacturer to terminate for cause and receive the Termination Fee according to the terms set forth in Section 8.3."

4. Co-packing. The Joint Venture on the one hand and Manufacturer on the other hand agree that any co-packing agreements that may subsequently be entered into between them, upon any later mutual agreement, shall be on a "most-favored nations" basis. Products produced by the Joint Venture for Pillsbury, Nestle USA or their affiliates will be excluded when determining "most-favored nations" treatment.

5. Most Favored Nation Treatment. The parties agree that Section 9.8 of the Distribution Agreement was not intended to apply to and does not apply to products owned by or licensed to the Distributor or any of its affiliates.

     6. Expansion of the Distributor's "Company-Owned System". Section 2.6 is amended by adding at the end of the first paragraph the following:

         "In the event that the Distributor's directly owned and operated distribution system is expanded beyond its size as of August 26, 1998, the Manufacturer will be offered the opportunity, on not less than two months notice, but will not be required, to participate in all or any part of such expansion with respect to having the Joint Venture distribute the Products (as defined in Section 2.1 of the Distribution Agreement) of the Manufacturer in any such expanded areas. Any such additional areas selected by Manufacturer shall be automatically added to Amended Schedule 2A."

              6.1 Distributor Territory. Schedule 2A is deleted and replaced with Amended Schedule 2A, attached hereto, provided that at the date hereof the information relating to Connecticut and Virginia counties listed in the boxed area on the second page of said Amended Schedule 2A (listing counties) remains to be agreed between the parties.

                  References in the Distribution Agreement, as amended to Schedules 2A and 2C shall hereafter mean Amended Schedules 2A and 2C respectively.

7. Guarantee. Pillsbury shall unconditionally guarantee the payment obligations from time to time of the Joint Venture to Ben & Jerry's (notwithstanding the assumption by the Joint Venture of the obligations of Pillsbury). The Pillsbury guarantee hereunder shall be a "guarantee of performance" with respect to the obligations guaranteed and shall not be a "guarantee of collection"; the Pillsbury guarantee hereunder shall be effective with respect to all obligations incurred by the Joint Venture up through October 1, 2004 and shall be limited to the guaranty of payment of all amounts owed to Manufacturer for Product or promotions or rebates and any fees or amounts owed under Section 8 of the Distribution Agreement as amended. When and if Nestle USA executes a guarantee on the same terms as the guarantee by Pillsbury hereunder, each of the guarantees of Pillsbury and Nestle USA shall be joint and several obligations of such companies.

8. Social Mission. Section 4.1 of the Distribution Agreement is hereby amended by adding at the end thereof the following: "The parties agree that the Social Mission activities of Pillsbury as of the date hereof satisfied the requirements set forth for Distributor in Sections 4 and 4.1 of the Distribution Agreement and that Joint Venture is not expected to perform the same activities as Pillsbury. The Manufacturer acknowledges that the Joint Venture has no prior experience as a separate operating company. Within eight months after the date of this Amendment Agreement the Joint Venture shall submit to the Manufacturer its plans for compliance with this Section and Section 4 and shall commence to comply within 30 days thereafter. Prior to such commencement pursuant to the submitted plans, any Social Mission activities of the Pillsbury and Nestle USA businesses which are conducted in part by the Joint Venture or which relate to the operation of the Joint Venture shall be counted toward compliance of the Distributor's obligations under Sections 4 and 4.1."

9. Termination Without Cause. The first paragraph of Section 8.2 of the Distribution Agreement is hereby deleted and replaced with the following: "This Agreement may be terminated by Distributor without cause on not less than twelve months prior written notice given after October 1, 2003. If Manufacturer terminates this Agreement without cause or gives notice of termination without cause prior to January 1, 2001, then Manufacturer shall pay the amount of undepreciated tax book value of the Distributor for assets invested in the distribution system under this Agreement, all as set forth on Amended Schedule
8.2 attached hereto, except that Manufacturer may give notice of termination without cause not later than November 1, 2000 for a termination effective February 28, 2001 without any requirement to make any such payment per Amended
Schedule 8.2.

       Beginning January 2, 2001, Manufacturer may terminate this Agreement without cause at any time and without paying the amounts set forth on Amended
Schedule 8.2 attached hereto by giving no less than five months prior written notice to Distributor. Distributor may terminate this Agreement without cause at any time after October 1, 2004 by giving on or after October 1, 2003 no less than 12 months prior written notice to Manufacturer.

       In the event at any time after January 1, 2001 there is a Change of Control of Manufacturer in a manner deemed to be "hostile" by the Board of Directors of Manufacturer prior to said Change in Control (it being understood that said Board of Directors shall have sole and conclusive authority to make such determination as to whether the change is "hostile" for purposes of this Agreement), then Manufacturer shall be required to give not less than 24 months written notice instead of five months written notice in order to terminate this Agreement without cause under
Section 8.2 after January 1, 2001."

10. Termination for Cause. Section 8.3 of the Distribution Agreement is amended by deleting paragraph 8.3 and replacing it with the following paragraph and subparagraphs, and by renumbering subparagraphs 8.3.1 to 8.3.5:

          "8.3  Termination  for  Cause.  Except as  otherwise  provided  for in
          Sections 8.3.2 through 8.3.5, either party may at any time terminate this Agreement, either entirely or as to a particular affected portion of the Distributor Territory only, as provided below, upon sixty (60) days' written notice to the other for failure of the other party to comply with any of the terms set forth herein in any material respect, which shall also have a material adverse effect on Distributor's distribution  performance  or the  Manufacturer's  performance  in the
          Distributor Territory, or in the affected area(s) within the Distributor Territory as the case may be ("Cause"), unless such default shall have been reasonably cured to the satisfaction of the other party within sixty (60) days after receipt of such written notice specifying the failure in reasonable detail. An "affected portion" of the Distributor Territory shall be any of the markets within the Distributor Territory that are specified in Schedule 2A.

          8.3.1 Termination Fee. Termination pursuant to subparagraph 8.3.2 or Termination for Cause pursuant to subparagraph 8.3.4, if such termination occurs prior to October 1, 2004, entitles Manufacturer to a termination fee of [*] (the "Termination Fee") as set forth in such subparagraphs. If Manufacturer is entitled to the Termination Fee according to the terms of subparagraphs 8.3.2 or 8.3.4, Distributor will pay the Termination Fee within 30 days of the date of Manufacturer's notice of such termination of the Agreement and upon such payment to Manufacturer, the Manufacturer shall have no other remedies or claims against Distributor upon such termination pursuant to the provisions of subparagraphs 8.3.2 and 8.3.4 of this Agreement. In the event that there is litigation over whether the Distributor is obligated to pay the Manufacturer the Termination Fee as specified in subparagraphs 8.3.2 and 8.3.4 and the Manufacturer prevails on the issue in such litigation and the Distributor is ordered to pay the Termination Fee, the Manufacturer shall be entitled to recover its reasonable costs and expenses of counsel in connection with such litigation and, in the event that the Distributor is ordered to pay the Termination Fee pursuant to Section 8.3.2, an additional fee of [*] from the Distributor. If the Distributor prevails in such litigation and payment of the Termination Fee is not ordered, then Distributor shall be entitled to recover two times its reasonable costs and expenses of counsel in connection with such litigation.

          8.3.2 Termination for DSD Exit. Subject to the Provisions of Section 8.3.3, Distributor agrees to give Manufacturer not less than one year written notice before any system wide grocery or substantially system-wide grocery or complete system-wide exit of the use of DSD

     *This confidential portion has been omitted and filed separately with the Commission.

         as its principal mode of distribution of Manufacturer's Products. Any such system-wide grocery or substantially system-wide grocery exit of DSD, except as specifically set forth in the following subparagraph 8.3.3, shall entitle Manufacturer to terminate the Agreement in its entirety or with respect to any affected portion of the Distributor Territory upon 60 days written notice to Distributor and shall also entitle Manufacturer to the Termination Fee if the Agreement is terminated in its entirety. Any exit of the use of DSD for any market described in Schedule 2A, except for any system-wide grocery or substantially system-wide grocery exit or complete system-wide exit of the use of DSD or as specifically set forth in the following subparagraph 8.3.3, shall entitled Manufacturer to terminate the Agreement upon 60 days written notice to Distributor with respect to the affected portion but shall not entitle Manufacturer to the Termination Fee.

         8.3.3 DSD Exits That Do Not Entitle the Manufacture to Terminate This Agreement. Manufacturer acknowledges that Distributor may exit DSD on a customer specific basis (any channel) at the demand-request of a customer, and the Manufacturer further acknowledges that Distributor may thereafter exit DSD on a specific geographic market basis (any or all channels) or on a system-wide grocery basis if prior or current customer demand-requested exit(s) result in Distributor's sole determination in good faith in its reasonable business judgment, as reviewed in reasonable detail with the Manufacturer, that, as a result of the foregoing, conditions are economically unfavorable for the Distributor to continue DSD in that specific geographic market or in the grocery channel. Distributor agrees promptly to inform Manufacturer in writing of a customer request or demand-request which Distributor plans to implement. Distributor agrees to provide Manufacturer as much notice as possible prior to exiting DSD on any customer-specific basis, but Manufacturer acknowledges that the notice period for such exits may be dependent upon the customer. Distributor agrees to provide Manufacturer written notice of at least 90 days prior to exiting DSD on any specific geographic market basis or any system-wide channel basis. Manufacturer will not be entitled to the Termination Fee or other remedy for such customer specific demand-requested DSD exit or for any subsequent specific geographic market based exit (any or all channels) or a subsequent system-wide grocery DSD based exit occurring in accordance with Distributor's determination made in compliance with this subsection. In the event that Distributor uses the warehouse mode for shipment to a specific customer or geographic portion of the Territory, Manufacturer shall have the right, upon 60 days written notice to the Distributor, to elect to ship the Products directly to the applicable warehouse, in which event the Distributor will not do so.

         8.3.4 Failure of Distributor to Comply with Performance Requirements. Beginning September 1, 2000, Distributor's failure to materially satisfy the Performance Requirements after all notice and cure periods set forth in this subparagraph, which failure has a material adverse effect on Distributor's distribution performance in (i) the Distributor Territory as a whole, shall be cause for Manufacturer to terminate the Agreement and collect the Termination Fee or in (ii) any market described in Schedule 2A, shall be cause for Manufacturer to terminate the Agreement with respect to the affected portion but shall not entitle Manufacturer to the Termination Fee. Manufacturer shall provide written notice to Distributor specifying in reasonable detail and failure of Distributor to materially comply with the Performance Requirements and the material adverse effect on Distributor's performance. If Distributor has not cured any such failure within 45 days, Manufacturer shall provide written notice with accompanying details to Distributor of Distributor's continuing failure. Within 15 days of receipt of this notice, Distributor will meet with Manufacturer to discuss the noncompliance and to present a plan for achieving compliance. If Distributor fails to cure its non-performance of the Performance Requirements in Amended Schedule 2C and such non-performance constitutes a material breach thereof, taking into account the cumulative effect of such non-compliance in performance of the Performance Requirements, within 60 days of the meeting and such noncompliance is within the control of the Distributor and the Manufacturer is not a material contributor to such noncompliance, then Distributor has failed to materially satisfy the Performance Requirements and the Manufacturer may terminate the
         Agreement on 60 days written notice. By way of example but not limitation, Manufacturer must have a sufficient product supply available and, except in respects not material, shipped on time to Distributor at all times, must fully provide in all material respect its planned marketing support, provide adequate notice and communication for promotions (at least 12 weeks notice), ensure that all material POS materials are available. Upon Manufacturer's termination of the Agreement for Distributor's failure to satisfy the Performance Requirements (as provided in this subsection), Manufacturer shall be entitled to the Termination Fee unless Distributor achieved the Performance Goals for the applicable period despite its failure to satisfy the Performance Requirements."

         8.3.5. Particular Account or Group of Accounts. If Manufacturer notifies Distributor with reasonable specificity that a particular account or group of accounts in a specific market in the Distributor Territory is not, in the reasonable judgment of Manufacturer, receiving appropriate distribution (i.e. in accordance with the Performance
         Requirements, as in effect for the applicable period); Distributor shall endeavor to correct the problem. If following sixty (60) days from such notice, Manufacturer is not, in its reasonable judgment, satisfied that the problem has been corrected, Manufacturer may propose a solution. If within a reasonable period (generally thirty (30) days), Distributor agrees to implement such solution and if Distributor in fact implements such solution, such notice shall be of no further effect. If Distributor does not so agree to implement such solution or does not in fact implement such solution, Manufacturer shall have the right to terminate Distributor's distribution rights to such account or group of accounts. No Termination Fee shall be payable pursuant to
         Section 8.3.5."

11. Termination for Change of Control. The first sentence of Section 8.4 is deleted and replaced with the following: "Upon a Change in Control (as defined below) of the Distributor, the Manufacturer may terminate this Agreement upon 12 months notice, and upon a Change in Control (as defined) of Manufacturer, Distributor may terminate this Agreement upon 12 months notice, in each case given at any time within the 180 day period following the Change in Control of the other party."

       Section 8.4 is further amended by deleting the words "announcement" and substituting the word "consummation" in the second line of the second paragraph of Section 8.4.

     Section 8.4 is further amended to add at the end of the second paragraph, following the words constitute a "Change in Control" the following:

         "With respect to a Change in Control of the Distributor in the form of the Joint Venture, the acquisition by either of Nestle USA or Pillsbury, or any of their parents or affiliates, of more of the voting securities (or LLC or other interests equivalent thereto) than held by the other

         "member (and its affiliates)" in the Joint Venture shall constitute a Change in Control of the Joint Venture, and the references to "voting securities" shall include LLC interests (and other equivalent interests), and the references to "shareholders" shall include LLC members (and other equivalent interests), and the sale of all or substantially all of the assets of the Joint Venture or a sale of all or substantially all of the distribution business of the Joint Venture shall each constitute a Change in Control of the Distributor."

The first sentence of Section 8.4.1 of the Agreement is deleted and replaced with the following:

         "In the event of termination hereunder by Distributor for Change in Control of the Manufacturer under Section 8.4, Distributor shall be obligated, during the 12 months notice period, to continue to purchase Products from Manufacturer for resale and use its best efforts to distribute in each market in the Distributor Territory listed in Amended Schedule 2A where Distributor was a distributor hereunder immediately prior to the termination notice."

12. New Section 20 is added to the Distribution Agreement, reading as follows:

       "20. Distributor Advisory Council. Distributor has used, and intends to use from time to time in the future, an informal "Distributor Advisory Council" ("DAC") as a forum for manufacturers and subdistributors to present their lawful distribution concerns under various agreements, including the Distribution Agreement as in effect from time to time, and proposed best practices solutions to Distributor. Manufacturer agrees to provide a representative to serve on the DAC. Distributor shall pay the reasonable costs and expenses of Manufacturer's representative to attend the meetings of the Distributor Advisory Council. Manufacturer acknowledges the nonbinding advisory purpose of the DAC meetings and agrees that its participation is not intended to provide any contractual rights to Manufacturer."

     13. Miscellaneous. Section 1 of the Distribution Agreement is hereby amended by adding the following at the end thereof:

       "After assignment of the Distribution Agreement to the Joint Venture, the term "Distributor" shall include all of the Nestle ice cream operations in the United States (excluding Nestle's minority interest in Dreyer's Grand Ice Cream, Inc.)."

     Section 2.6 of the Distribution Agreement is hereby amended by adding at the end thereof the following:

     "Nestle (excluding Nestle's minority interest in Dreyer's Grand Ice Cream, Inc.) does not bring to the Joint Venture any directly owned and operated DSD distribution".

     Section 14 of the Distribution Agreement is hereby amended by adding at the end thereof the following:

       "Each of Pillsbury and Nestle USA shall be bound by the obligations in the Distribution Agreement relating to Confidential Information and the obligations set forth in Section 14.".

     Section 14.1 of the Distribution Agreement is hereby amended by deleting the words "Pillsbury (or Haagen-Dazs)" and inserting in its place "the Joint Venture".

     Section 17 of the Distribution Agreement is hereby amended by changing the reference in the second paragraph to "Vice President, Haagen-Dazs North America" to read "Chief Executive Officer, Joint Venture".

     Section 19 of the Distribution Agreement is hereby amended to provide that notice to Distributor shall be addressed to Chief Executive Officer, Joint Venture at

                             Ice Cream Partners, LLC
                         c/o Nestle Frozen Food Company
                              30003 Bainbridge Road
                              Solon, OH 44139-2290
                          Attention: James L. Dintaman
                            Telephone: (440) 498-7700
                           Telecopier: (440) 248-7847

                                 with a copy to:

                              The Pillsbury Company
                             200 South Sixth Street
                              Minneapolis, MN 55402
                          Attention: Richard M. Paschal
                            Telephone: (612) 330-4282
                           Telecopier: (612) 330-7201

14. Adjustment Under Section 3.2. Section 3.2 of the Distribution Agreement provides that "It is understood that the provision of [*] per gallon on pints, quarts and half gallons per year will be subject to appropriate adjustment in the event of a meaningful change in market conditions for promotion of Manufacturer's Products". The parties to this Amendment Agreement agree that recent developments relating to a third party ice cream competitor constitute such a "meaningful change in market conditions" and agree that all references to [*] in Section 3.2 are hereby changed to [*].

15. Assignment of the Agreement. Manufacturer hereby consents to the assignment of the Distribution Agreement, as previously amended, and as amended by this Agreement, to the Joint Venture effective as of October 8, 1999. Manufacturer agrees that Pillsbury is released from all obligations and liabilities under the Distribution Agreement except for those obligations and liabilities that came into existence prior to the date hereof or related to the period prior to the date hereof and except as specifically set forth herein, including the obligations under Sections 2 and 7 hereof.


*This confidential portion has been omitted and filed separately with the Commission.

       IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Amendment Agreement as of the date set forth above.


BEN & JERRY'S HOMEMADE, INC.


By:_____________________________



THE PILLSBURY COMPANY


By:_____________________________


Accepted:

ICE CREAM PARTNERS USA, LLC


By:_____________________________